UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2017

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2017, JPMorgan Chase Bank, N.A. and certain affiliates (“JPMorgan” or the “Firm”) entered into an agreement to settle all remaining lawsuits, claims, objections and other disputes brought by Lehman Brothers Holdings Inc. and certain of its affiliates (“Lehman”) against JPMorgan, which were not already resolved in the January 25, 2016 settlement between JPMorgan and Lehman. (For additional information concerning the prior settlement, reference is made to the Firm’s Current Report on Form 8-K dated January 25, 2016.) The matters resolved by the current settlement include, among other things, (i) Lehman’s claims objection challenging JPMorgan’s disposition of securities collateral posted to JPMorgan in its roles as clearing bank for Lehman and as Lehman’s custodian for tri-party repurchase agreements; (ii) Lehman’s remaining claims against JPMorgan in an adversary proceeding related to certain payments claimed to be due to Lehman Brothers Special Financing Inc.; and (iii) Lehman’s objections regarding JPMorgan’s securities lending claims and the sufficiency of documentation provided by JPMorgan for a number of other claims. Under the current settlement, the Firm will pay $797.5 million to Lehman.

The Firm has previously reserved for this settlement. The settlement is subject to Bankruptcy Court approval, and a hearing on a motion to obtain such approval is currently scheduled for February 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Stacey Friedman
Stacey Friedman
General Counsel

Dated: February 1, 2017

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